EXHIBIT 99.1

              Digital Fusion Completes Summit Research Acquisition

     HUNTSVILLE, Ala.--(BUSINESS WIRE)--Jan. 4, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, today announced that the planned acquisition of Summit Research Corporation (Summit) has now been completed. The acquisition significantly strengthens Digital Fusion's engineering services in modeling simulation and engineering analysis. Summit's un-audited revenue and pretax earnings for the trailing twelve months from September 30, 2004 were $7.81 million and $745,000 respectively.
     Summit was formed in October 2001 as a small business to provide high-technology engineering support and other technical services to DOD and industrial customers. Summit's market focus is technical support services for the US Army Aviation and Missile Command, Redstone Arsenal, AL. Summit has technical expertise in various engineering disciplines including modeling & simulation, hardware-in-the-loop testing, mechanical design & prototype fabrication, information technology and information management systems, program analysis, and associated technology transfer into production automation processes.

     About Digital Fusion

     Digital Fusion is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services division provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services divisions supports a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/structural Dynamics; Models and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. Based in Huntsville AL, Digital Fusion also has offices in Washington D.C., Orlando, and New Jersey. For additional information about Digital Fusion visit http://www.digitalfusion.com.

     Forward Looking Statements

     All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project," "anticipate," "believe," "estimate," "expect," "plan," "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.


     CONTACT: Digital Fusion, Inc.
              Roy E. Crippen, 256-837-2620
              rcrippen@digitalfusion.com